Exhibit 99.1

Escala Group, Inc. Announces Name Change

Irving Kagan Retires from Board of Directors; Appointed as Special Consultant

Jeffrey D. Benjamin Joins Board of Directors

IRVINE, Calif.--(BUSINESS WIRE)--May 22, 2009--Escala Group, Inc. (ESCL.PK) today announced that the Company has changed its corporate name to Spectrum Group International, Inc., effective immediately.

Spectrum Group also announced that Irving Kagan, age 73 and a member of the Board of Directors since July 2006, has retired from the Board of Directors and has been named as a special consultant to the Company, in each case effective May 19, 2009. Mr. Kagan, a former senior executive and general counsel of two major international companies, is an expert on corporate governance issues and the author of several treatises on the subject.

The Company also announced that Jeffrey D. Benjamin has joined its Board of Directors, effective May 19, 2009. Mr. Benjamin, age 47, is currently a Senior Advisor to Cyrus Capital Partners, L.P. Mr. Benjamin is a member of the Board of Directors of Harrah’s Entertainment, Inc., Exco Resources, Inc. and Virgin Media Inc., and is a trustee of the American Numismatic Society. He holds an MBA from the Sloan School of Management at M.I.T. and a BA from Tufts University.

Executive Chairman Antonio Arenas stated, “The Board of Directors greatly appreciates Irv’s dedicated service and invaluable assistance to the Company. It is a privilege to have worked with him as a colleague and an advisor, and we are confident that we will continue to call on his expertise going forward.”

“Spectrum Group is fortunate to have someone of Jeff’s caliber join our Board of Directors at this important point in the Company’s development,” said Greg Roberts, President and CEO. “With his financial experience and deep understanding of our business through his personal interest in collecting, he will be a valuable addition to our Board.”

Mr. Roberts continued, “The Company has undergone significant changes in the past few years, and our new name reflects those developments. Spectrum Group offers nearly 20 years of brand recognition as the name of our key rare coin wholesale subsidiary, and also conveys the breadth and scope of our collectibles and trading businesses, which now encompass precious metals, wine, rare U.S. and foreign coins, U.S. and foreign currency, U.S. and foreign stamps, and arms and armor.”

In connection with its name change, the Company’s trading symbol will also be changed, which is expected to occur within two to four weeks. The Company does not currently know what its new trading symbol will be.

Spectrum Group also announced that it is moving its stamp operations from Bethel, Connecticut to its expanded headquarters in Orange County, California. Mr. Roberts said, “With this move, all of our U.S. collectibles operations will be centralized in one location under a management team led by Ian Russell, who was recently appointed as Chief Operating Officer of our U.S. and Asian Collectibles Division. We believe that this consolidation, which is expected to be completed by July of this year, will create synergies among all of our divisions, provide for greater collaboration and innovation, and ultimately enable us to improve our level of service to our customers across all areas of their collecting interest.”

About Spectrum Group International, Inc.

Spectrum Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Spectrum is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Spectrum conducts its operations in two business segments: collectibles and trading.

Spectrum Group’s collectibles companies focused on philately are auction houses H.R. Harmer of Irvine, California, Corinphila Auktionen of Zurich, Switzerland, Heinrich Köhler Auktionshaus of Wiesbaden, Germany, and John Bull Stamp Auctions, Ltd of Hong Kong. Spectrum Group’s collectibles companies in the numismatics field include Bowers and Merena Auctions (rare coin and currency auction house), Ponterio & Associates (world and ancient coins and currency auction house), Teletrade (online coin auctions) and Spectrum Numismatics International (wholesale rare coin dealer), all based in Irvine, California. Spectrum Group also owns Greg Martin Auctions, which is engaged in the sale by auction of arms, armor and militaria, and will shortly be expanding into wine auctions.

The trading activities of Spectrum Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace. A-Mark’s subsidiary Collateral Finance Corporation, which is the Official Numismatic Lender of the American Numismatic Association, provides financing on a wide array of bullion and numismatic products.

SAFE HARBOR STATEMENT

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ are identified in the public filings made by us with the Securities and Exchange Commission and include the fact that we have disclosed that you should not rely upon our published financial statements and the fact that we have not filed all of our reports required by the Securities Exchange Act of 1934. More information on factors that could affect our business and financial results, as well as the proposed settlement described above, are included in our public filings made with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov. As described above, the proposed settlement is subject to various conditions, and there can be no assurance that such conditions will be satisfied.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:
Spectrum Group International, Inc.
Carol Meltzer, 949-955-1250
cmeltzer@spectrumgi.com
www.spectrumgi.com